Exhibit 99.1
Holly Energy Partners Declares Distribution
Increases quarterly distribution from $0.655 to $0.665 per unit
DALLAS, TX, October 23, 2006 — Holly Energy Partners, L.P. (NYSE:HEP) today announced declaration of its cash distribution, for the third quarter of 2006, of $0.665 per unit. For the prior quarter, $0.655 was distributed to unit holders. The distribution will be paid November 14, 2006 to unit holders of record November 3, 2006.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product transportation and terminal services to the petroleum industry, including Holly Corporation, which owns a 45% interest (including the general partner interest) in the Partnership. The Partnership owns and operates petroleum product pipelines and terminals primarily in Texas, New Mexico, Oklahoma, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico.
FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President & Chief Financial Officer
M. Neale Hickerson, Vice President, Investor Relations
Holly Energy Partners
214/871-3555